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                                                                   EXHIBIT 10.10

                            JOINT VENTURE AGREEMENT


     This Joint Venture Agreement (the "Agreement") is made and entered into this 4th day of March, 1997, by and between IAS COMMUNICATIONS, INC., an Oregon corporation ("IAS") and EMERGENT TECHNOLOGIES CORPORATION, a West Virginia corporation ("ETC").

W I T N E S S E T H:

     WHEREAS, Integral Concepts, Inc. ("ICI") has a License Agreement from West Virginia University Research Corporation of Morgantown, West Virginia ("WVURC"), for certain technologies related to the design, construction and operation of the Toroidal Helical Antenna, U.S. Patent Office Serial No. 07/993,970, et seq., and defined herein to be embraced within the expression "the Technology"; and,

     WHEREAS, IAS was granted an exclusive worldwide sublicense from ICI of its right, title and interest in and to the Technology, excluding all military applications and resulting procurement interests, pursuant to the sublicense dated July 10, 1995, by and between ICI and IAS (the "IAS Sublicense"); and,

     WHEREAS, ETC was granted an exclusive worldwide sublicense from ICI of its right, title and interest in and to the Technology for all military/government applications and resulting procurement interests pursuant to the sublicense dated January 2, 1996, by and between ICI and ETC (the "ETC Sublicense"); and,

     WHEREAS, the IAS and ETC Sublicenses were amended as of March 4, 1997 (the IAS and ETC Sublicenses as amended are attached hereto as Exhibit A and incorporated herein by reference); and,

     WHEREAS, the parties desire to cooperate in the research and development of certain applications for the Technology and also desire to form a new corporation, THA Manufacturing Co., Inc., a West Virginia corporation ("THA"), to consolidate certain functions including assembly and manufacturing of certain products relating to the Technology and further develop certain applications of the Technology, all according to the terms and conditions contained herein.

     NOW, THEREFORE, the parties agree as follows:

     1.  Grants of Rights.  IAS and ETC hereby grant to THA exclusive assembly,
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manufacturing and research and development rights for the Technology, subject to the provisions contained herein relating to sublicensing as set forth in Section 4 hereof. THA also shall conduct research and development of certain applications of the Technology that benefit both IAS and ETC.

     2.  Board Membership.  The Board of Directors of THA shall consist of
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representatives of IAS and ETC in proportion to their respective shareholdings at all times; initially the Board of Directors of THA shall consist of four (4) Directors and IAS and ETC shall each appoint two (2) members to the Board.

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     3.  License Rights.  Each party hereto acknowledges:
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          a.  The exclusive rights of IAS to all commercial applications (as defined in the IAS Sublicense and amendments thereto) and resulting procurement uses of the Technology.

          b. The exclusive rights of ETC to all military/governmental applications (as defined in the ETC Sublicense and amendments thereto) and resulting procurement uses of the Technology.

     4.  Rights to Sublicense.  IAS and ETC specifically retain all rights to
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sublicense uses, applications, and manufacturing of the Technology as set forth in the IAS Sublicense and ETC Sublicense. IAS and ETC shall also have the right to and may, pursuant to their respective sublicense agreements, enter into sublicense agreements relating to any and all additions and enhancements to the Technology.

     5.  Manufacturing Costs.  Initially orders for products relating to the
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Technology shall be manufactured and assembled by third parties selected by THA.
On these orders and any other orders not manufactured or assembled by THA, each party hereto shall be responsible for its share of manufacturing, assembly and shipping costs in proportion to the amount of the order allocated to IAS and ETC respectively.

     6.  THA Organizational and Capital Expenses and Budget.  IAS and ETC shall
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each fund 50% of the initial organizational and capital expenses of THA pursuant to the budget attached hereto as Exhibit B and incorporated herein by reference. The Board of Directors of THA shall approve all future capital expenditures and budgets of THA. Payment of organizational and capital expenses in the following amounts are to be made to THA by the parties hereto: $150,000.00 each within ten days of the date of execution of this Agreement and $100,000.00 within ninety days thereafter.

          6.1  Initial Equity Interests.  The parties shall have the following
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     initial equity interests in THA ("Equity Interest"):

               ETC  -   50%
               IAS  -   50%

          6.2  Changes in Equity Interests.  A party's Equity Interest shall be
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     changed upon an election by or inability of a party to contribute or to contribute less to the budget for THA as approved by the Board of Directors of THA (the "Budget") than the percentage reflected by its Equity Interest. In such event, that party's Equity interest shall be reduced accordingly as provided in this Section 6.

          6.3  Dilution.  If either party elects to contribute to the budget
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     some lesser amount than its Equity Interest percentage or not at all, the
     Equity Interest of the Diluting Party shall be recalculated by dividing (i) the sum of (a) the total of Diluting Party's contributions, and (b) the amount, if any, the Diluting Party elects to contribute to the Budget: by
     (ii) the sum of (a) and (b) above for both parties; and then multiplying the result by 100. The Nondiluting Party shall have 20 days from the date on which it receives notice of noncontribution from

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     the Diluting party to fund the Diluting Party's share of the Budget. In such event, the Diluting Party's Equity Interest shall be readjusted pursuant to this Section 6.3.

     7.   Shareholder Agreement and Voting Agreement.  Each party hereto shall
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sign the  Shareholder Agreement in the form attached hereto as Exhibit C and incorporated herein by reference. ETC also agrees that as long as IAS is a shareholder of THA, ETC shall execute a proxy granting to IAS the right to vote all shares of THA voting stock owned by ETC and any of its affiliates on all matters.

     8.   On Site Audit Rights.  IAS and ETC shall have full on site audit
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rights of all books and records of THA.

     9.   Referral of Orders.  All parties hereto agree to refer any and all
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potential orders relating to the Technology to IAS for "commercial" applications and to ETC for "military/governmental" applications (as defined in the respective Sublicense Agreements and amendments thereto).

     10.  THA's Right to Solicit and Receive Orders.  THA shall have the right
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to solicit and receive orders for products from the commercial and government/military sectors so long as the sublicensee of the technology receives the benefit of such order(s) as set forth in the IAS and ETC Sublicenses.

     11.  Manufacturing Price.  THA's initial manufacturing price for the
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antenna products will be cost to manufacture plus 30%.  Future adjustments in
THA's manufacturing price will be made at the discretion of THA's Board of Directors, officers and personnel.

     12.  Governing Law.  This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of West Virginia without giving effect to conflicts of law principles.

     13.  Assignment.  With the exception of a pending agreement between ETC and
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Integral  Technologies, Inc. for the possible merger of ETC and ITI, this
Agreement may not be assigned by any party without the prior written consent of the other parties hereto, and any such assignment shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

     14.  Entire Agreement.  This Agreement embodies the entire understanding of
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the parties and there are no further or other agreements or understandings representations or warranties, written or verbal, in effect between the parties relating to the subject matter of this Agreement unless expressly referenced herein.

     15.  Arbitration.  Any controversy or claim arising out of or relating to
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this Agreement or the making, performance or interpretation hereof shall be resolved by arbitration in accordance with the rules of the American Arbitration Association then existing, and judgment of the arbitration award may be entered in any court having competent jurisdiction over the subject matter.

     16.  Rights Cumulative.  No right granted to the parties under this
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Agreement for default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from

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time to time.

     17.  Time of the Essence.  Time is of the essence for each provision of the
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Agreement in which time is an element.

     18.  General Provisions:
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          a.  Modification of Waiver.  No supplement, modification or amendment
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     of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any single waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          b.  Counterparts.  This Agreement may be executed simultaneously in
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     one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          c.  No Third-Party Beneficiaries.  This Agreement shall not confer any
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     rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          d. Attorneys' Fees. In the event of a dispute between any of the
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     parties to this Agreement, the losing party shall pay the prevailing party all its attorneys' fees, costs of litigation, arbitration, mediation or other dispute resolution process, costs of investigation and costs of appeal.

          e. Notices. All notices, consents and other communications under this
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     Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered in person; (ii) sent by fax, provided that a copy is mailed first class mail; or (iii) when received by the addressee, if sent by express mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addressee or fax numbers set forth below (or to such other address or fax number as a party may designate as to itself or himself by notice to the other party):

                           (1)  If to IAS Communications:
                                John G. Robertson
                                10751 Shellbridge Way, Suite 185
                                Richmond, B.C.  V6X2W8
                                CANADA
                                Telephone:  (604) 278-5996
                                FAX:  (604) 278-3409

                           (2)  If to ETC:
                                Jack Parsons
                                115 Ventura Drive
                                Bridgeport, West Virginia  26330
                                Telephone:  (304) 842-4100
                                FAX:  (304) 842-4111

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     IN WITNESS WHEREOF, the undersigned have affixed their respective signatures.

                                IAS COMMUNICATIONS, INC.

                                By:
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                                   John G. Robertson, President

                                EMERGENT TECHNOLOGIES CORP.

                                By:
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                                   Denzil Jack Parsons II, President

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